EXHIBIT 99.1

                           THIRD AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
               TIMOTHY J. ROACH AND TII NETWORK TECHNOLOGIES, INC.


      This AGREEMENT, this 18th day of April, 2006, by and between TII Network Technologies, Inc., a Delaware corporation (hereinafter designated and referred to as "Company"), and Timothy J. Roach (hereinafter designated and referred to as the "Employee").

      WHEREAS, the Company and the Employee entered into an Employment Agreement, dated as August 7, 1992, which Employment Agreement was amended and restated as of August 1, 1997, July 1, 2003 and May 17, 2005; and

      WHEREAS, the Company desires to further amend various provisions of and, as so amended, restate the existing amended and restated Employment Agreement, while continuing the employ of the Employee as President and Chief Executive Officer of the Company and as Vice Chairman of its Board of Directors, all in accordance with the provisions hereinafter set forth; and

      WHEREAS, the Employee is willing to so amend and restate the existing and restated Employment Agreement and continue such employment by the Company, all in accordance with the provisions hereinafter set forth; and

      WHEREAS, the Company and the Employee agree that with the execution of this amended and restated Employment Agreement all prior employment agreements between the Employee and the Company are hereby terminated.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

      1. Term:

            (A) The term of this Agreement shall be for a period commencing on the date hereof and ending on June 30, 2008 (as such date may be extended, the "Expiration Date").

            (B) Commencing approximately six (6) months prior to the then Expiration Date, the Company and the Employee shall negotiate with respect to an extension of this Agreement, including the terms of the Employee's employment, and, to the extent appropriate, amend this Agreement. If, on or before three (3) months prior to the then Expiration Date, the Employee and the Company do not enter into an agreement with respect to the renewal of this Agreement, this Agreement shall be automatically extended for a period of one (1) year on the same terms and conditions unless the Company notifies the Employee that it elects to either:

                  (a) terminate this Agreement but retain the Employee as an employee on at "at will" basis (which notice shall set forth basic provisions of continued employment, such as position and duties, salary and other compensation factors and such other terms and conditions as the Committee may propose) and the Company offers to enter into a Severance Agreement with the Employee in substantially the same form annexed hereto as Exhibit "A" (the "Severance Agreement"); or


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                  (b) terminate this Agreement and the Employee's employment effective as of the then Expiration Date.

            (C) The Employee shall be deemed to have accepted such automatic renewal or the Company's offer under subparagraph 1(B)(a) above, as the case may be, unless within fifteen (15) days after the date that is three (3) months prior to the then Expiration Date in the case of any such automatic renewal or the receipt of the Company's notice under subparagraph 1(B)(a) above, as the case may be, Employee elects to:

                  (a) in the case such automatic renewal of this Agreement, terminate this Agreement and either:

                        (i) continue his employment on an "at will" basis, in which Employee and the Company shall enter into the Severance Agreement, or

                        (ii) terminate his employment effective as of the then Expiration Date, or

                  (b) in the case of an offer under subparagraph 1(B)(a) above either:

                        (i) continue his employment by accepting such offer, or

                        (ii) terminate the Employee's employment effective as of the then Expiration Date.

            (D) In the event of termination of the Employee's employment by the Company pursuant to subparagraph 1(B)(b) above or by the Employee pursuant to subparagraph 1(C)(b)(ii) above, the Employee shall be entitled to severance payments pursuant to subparagraph 9(G) and the payments required if the Company elects to impose and, if imposed, extend, the Restriction Period pursuant to subparagraph 7(D).

(E) Notwithstanding the foregoing, this Agreement shall be subject to earlier termination in accordance with paragraph 9.

2. Employment: Subject to the terms and conditions and for the compensation and other benefits hereinafter set forth, the Company hereby agrees to employ the Employee for and during the term of this Agreement as its President and Chief Executive Officer. The Employee further agrees to serve, if so elected, as a director and as Chairman or as Vice Chairman of the Board of Directors (the "Board of Directors"). The Employee's powers and duties shall be determined by the Board of Directors from time to time in accordance with the Company's By-Laws but, in any event, shall be those of an executive nature which are appropriate for a president and chief executive officer and, if the Employee is elected to such positions, Chairman or Vice Chairman of the Board of Directors. The Employee does hereby accept such employment and agrees to devote substantially all of his full business time, attention and energy and render his reasonable business efforts and skills to the business of the Company; provided, however, that the Company recognizes that the Employee may pursue other activities, such as charitable and civic activities not in competition with the business of the Company, so long as the Employee's discharge

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of his duties to such activities does not have a more than an insignificant adverse impact on the discharge of his duties to the Company. The Employee shall report to the Board of Directors.

      3. Compensation:

            (A) Salary: During the term of this Agreement, the Company agrees to pay the Employee, and the Employee agrees to accept, a salary of not less than Three Hundred Thousand Dollars ($300,000) per year payable in accordance with the Company's payment policies for executive officers, for all services rendered by the Employee hereunder.

            (B) Bonus: As additional compensation, the Company may pay the Employee periodic bonuses as determined by the Board of Directors (or the Compensation Committee of the Board of Directors or other committee of the Board of Directors so authorized).

            (C) Increases: The Employee's annual salary and other benefits provided for hereunder are subject to periodic increases, but not decreases, at the discretion of the Board of Directors (or the Compensation Committee of the Board of Directors or other committee of the Board of Directors so authorized).

      4. Expenses:

            The Company shall reimburse the Employee for all reasonable and actual business expenses incurred by him in connection with his service to the Company in accordance with the Company's expense reimbursement policies upon submission by him of appropriate vouchers and expense account reports.

      5. Benefits:

            (A) Insurance: In addition to the salary and bonus to be paid to the Employee hereunder, the Company shall continue to maintain family medical and dental insurance, and long term disability insurance presently maintained for the benefit of Employee, in each case, at levels and on terms no less favorable to the Employee than are currently in effect for the Employee. During the term of this Agreement, in addition to any group life insurance plan or program in which Employee is eligible to participate, the Company shall pay the premiums on (but the Company shall not be required to pay more than $24,000 per annum) one or more life insurance policies that Employee shall elect to acquire on his life, with Employee to be the owner of, and have the right to designate the beneficiaries of, such policy or policies. Such premiums shall be paid annually at the commencement of the policy year of each policy. Employee agrees that it is his responsibility to locate and procure such life insurance policies. The Employee and his dependents shall also be entitled to participate in such other benefit plans and arrangements as are hereafter extended to executive employees of the Company and their dependents in accordance with the terms of such plans or arrangements.

            (B) Vacation: The Employee shall be entitled to take up to four weeks of paid vacation annually, pursuant to the Company's vacation policy, at a time or times mutually convenient to the Company and the Employee.

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      6. Discoveries, etc.:

            (A) The Company shall be the owner, without further consideration, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets heretofore or hereafter made, discovered or conceived by the Employee in connection with the Employee's performance of his duties pursuant to this Agreement or relating to the business of the Company (hereinafter designated and referred to as "Property Rights"), and the Company shall be entitled to utilize and dispose of the Property Rights in such manner as it may determine.

            (B) The Employee agrees to and shall promptly disclose to the Company all Property Rights (whether or not patentable) made, discovered or conceived of by him, alone or with others, at any time during his employment with the Company. Any such Property Rights will be the sole and exclusive property of the Company, and the Employee will execute any assignment reasonably requested by the Company of his right, title or interest in any such Property Rights. In addition, the Employee will also provide the Company with any other instrument or document reasonably requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect to such Property Rights in the United States or any foreign country. The Employee also agrees to cooperate reasonably with the Company in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, service marks, secret processes, discoveries or improvements related to the foregoing, whether or not he is employed by the Company at the time; provided, however, if the Employee is not employed by the Company at such time, he will be entitled to receive reasonable compensation for his time in this regard on a per diem basis (computed by dividing his annual salary rate in effect immediately prior to his cessation of employment with the Company (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination) by 242 days), as well as reimbursement of all reasonable out-of-pocket expenses actually and reasonably incurred by him in connection with the performance of such services. The Employee's obligation under this subparagraph 6(B) shall continue during the Restricted Period provided for in subparagraph 7(D) (the "Restricted Period").

            (C) This paragraph 6 shall not be applicable to any inventions or discoveries made by the Employee outside of the scope of his employment and which are unrelated to the business of the Company. Inventions or discoveries shall be presumed to be within the scope of the Employee's employment and related to the business of the Company except to the extent that such invention or discovery, or the intention to embark on the development or discovery, is presented to the Board of Directors and the Board of Directors agrees that such invention or discovery is not within the scope of the Employee's employment. Such agreement shall not be unreasonably withheld. Any disagreement with respect to such matter shall be subject to arbitration as provided for in paragraph 12.

      7. Confidential Information; Non-competition:

            (A) The Employee acknowledges the time and expense incurred by the Company and its subsidiaries in connection with developing proprietary and confidential information in connection with their businesses and operations. The Employee agrees that he will not, without the consent of the Board of Directors, at any time divulge, communicate or use to the detriment of the

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Company or any of its present or future subsidiaries (collectively, the
"Group"), or misappropriate in any way, any confidential information or trade secrets relating to the Group, including, without limitation, business strategies, operating plans, acquisition strategies and terms and conditions (including the identities of, and any other information concerning, possible acquisition candidates), projected financial information, market analyses, personnel information, trade processes, manufacturing methods, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to the Group. The foregoing shall not apply to information (i) after it is published or becomes part of the public domain through no fault of the Employee (disclosure in his capacity as President or Chief Executive Officer of the Company believed, in his reasonable business judgment, to be for the benefit of the Company shall not be deemed fault) or (ii) which is disclosed to the Employee after the Employee is no longer employed by the Company by a third party who was not known to the Employee to be under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to the Employee.

            (B) For the Restricted Period under subparagraph 7(D), if any, the Employee shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage or retain any person who, at any time during the 12-month period preceding the end of the term of this Agreement, was an employee of or consultant to any member of the Group or contact any supplier, customer or employee or consultant from the Group for the purpose of diverting any such supplier, customer, employee or consultant from any member of the Group or otherwise interfering with the business relationship of any member of the Group with any of the foregoing.

            (C) For the Restricted Period under subparagraph 7(D), if any, the Employee shall not, directly or indirectly, engage in or serve as a principal, partner, joint venture member, manager, trustee, agent, stockholder, director, officer or employee of, or consultant or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity (a "Competitor") that engages in, directly or indirectly, the manufacture and sale of surge protector devices for the telephone industry, or any other activity which is the same as or similar to, or competitive with, the business of any member of the Group conducted within the 12 months preceding the end of the term of this Agreement.

            (D) The Restricted Period shall be one year (commencing on the date of termination of the Employee's employment) in the case of (i) the Company's termination of the Employee's employment due to the Employee's Disability pursuant to subparagraph 9(B) or for Cause pursuant to subparagraph 9(C) or (ii) the Employee's termination of his employment either (x) pursuant to subparagraph 1(C) or (y) for any other reason other than following a "Change in Control" pursuant to subparagraph 9(D) or for "Good Reason" pursuant to subparagraph 9(E), with the Company having the right (but not the obligation) to extend the Restricted Period (if it had invoked the Restricted Period) for a second year by giving the Employee notice of its election at least 120 days prior to the beginning of such additional year, in which event the Company shall pay to the Employee an amount equal to 50% of the Employee's annual salary at the rate in effect immediately prior to his cessation of employment with the Company (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination) except that, in the case of termination of the Employee's employment due to the Employee's Disability, the Restricted Period shall automatically terminate after one year

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(commencing with the date of termination of the Employee's employment). In the case of (x) the Employee's termination of his employment following a "Change in Control" or for "Good Reason" pursuant to subparagraphs 9(D) or (E), respectively, or (y) the Company's termination of the Employee's employment for any reason (other than as a result of the Employee's death, Disability or for Cause, pursuant to subparagraphs 9(A), 9(B) and 9(C), respectively) including, without limitation, the Company's election to terminate the Employee's employment pursuant to subparagraph 1(B)(b), the Restricted Period shall be one year (commencing on the date of termination of the Employee's employment) if the Company, within fifteen (15) days of receipt of Employee's election to terminate his employment following a "Change in Control" or for "Good Reason" pursuant to subparagraphs 9(D) or 9(E), respectively, or contemporaneously with the Company's termination of the Employee's employment (other than as a result of the Employee's death, Disability or for Cause), as the case may be, elects to invoke the Restricted Period, in which event the Company shall pay to the Employee an amount equal to the Employee's annual salary at the rate in effect immediately prior to his cessation of employment with the Company (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination), with the Company having the right (but not the obligation), if it had invoked the Restricted Period, to extend the Restricted Period for a second year by giving the Employee notice of its election at least 120 days prior to the beginning of such second year, in which event the Company shall pay to the Employee an amount equal to 50% of the amount that was payable with respect to the first year of such Restricted Period. Amounts payable for such Restricted Periods of this subparagraph 7(D) shall be payable in equal monthly installments, with the first such installment payable on the first day of the month which the Restricted Period begins. All amounts under this subparagraph 7(D) shall be in addition to any amount otherwise payable under this Agreement and shall continue to be paid regardless of whether the Employee shall die after the Company shall have elected to invoke or extend the Restricted Period, as the case may be.

            (E) Employee covenants and agrees that, during the Restricted Period and thereafter, Employee shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to, or be construed to tend to, defame the Company or any of its employees, members of the Board of Directors or agents, nor shall Employee assist any other person, firm or company in so doing.

      8. Enforcement of Covenants in Paragraphs 6 and 7.

            (A) The Employee acknowledges that the Restricted Period is, in light of the circumstances under which it is effective, including any payments to be made to him under subparagraph 7(D), reasonable, and the Company acknowledges that such payments, to the extent required, are an essential inducement to the Employee's agreeing to the provisions of paragraph 7. The Employee shall be bound by paragraphs 6 and 7 (assuming full payments provided for in subparagraph 7(D) are made) to the maximum extent permitted by law, provided, however, that the Company informs the Employee in writing within 30 days of becoming aware of an event which the Company believes, in its reasonable judgment, is a material violation of paragraph 6 or 7, and the basis for such judgment. Should the Company fail to so inform the Employee of such alleged material violation in a timely manner, but not greater than 30 days, the Company shall forfeit its rights to claim such violation against the Employee pursuant to this paragraph.

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            (B) Upon receipt of such notification, Employee shall have thirty
(30) days to either cure such material violation or inform the Company in writing of his disagreement of the Company's judgment. Should the Company and the Employee be unable to reach agreement that a material violation has occurred or that the material violation was cured, such dispute shall be taken to arbitration, pursuant to paragraph 12. During such arbitration the Company shall continue to make all payments to Employee contemplated under this Agreement, including but not limited to payment under paragraph 7.

            (C) The parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with the applicable law.

            (D) The Employee acknowledges that the remedy at law for any material violation of the provisions of paragraphs 6 and 7 would be inadequate. Therefore, the Employee agrees and consents that if he materially violates, or is found through the arbitration process to be violating, the provisions of paragraph 6 or 7, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting the Employee from committing or continuing any such material violation.

      9. Termination:

            (A) Death:

                  (a) In the event of the Employee's death during the term of this Agreement, the Employee's designated beneficiary or, in the absence of such beneficiary designation, his estate, shall be entitled to payment of all compensation accrued through the date of death and a continuation of the Employee's annual salary at the rate in effect immediately prior to his death (or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the Employee's date of death) for a period of one year from the date of death. In addition, the Employee's beneficiary and/or dependents shall be entitled, for the same one-year period, to continuation, at the Company's expense, of such benefits as are at the time of the Employee's death being provided to them under subparagraph 5(A) hereof and any additional benefits as may be provided during such one-year period to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any stock option granted to the Employee which has not, by its express terms, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by the Employee's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of such option but not less than six months following the Employee's date of death.

                  (b) In the event of Employee's death, the Company shall use its best efforts to assist Employee's designated beneficiary, or, in the absence of such beneficiary designation, his estate, in all matters related to the benefits discussed in this subparagraph 9(A) and subparagraph 5(A), including, but not limited to, the filing and pursuit of all claims under related insurance policies, rights under stock options and claims with the government, if any.

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            (B) Disability:

                  (a) In the event that the Employee shall be unable to perform his duties under this Agreement and a physician selected by the Company or its insurers, and acceptable to the Employee or the Employee's legal representative, determines that the Employee's incapacity (whether attributable to his physical or mental illness or injury) is likely to continue for a period (commencing from the date of onset of the physical or mental illness or injury) of more than six consecutive months or nine months in the aggregate in any 12-consecutive months, the Company shall have the option to terminate the Employee's employment. Such termination will become effective on the date fixed by the Board of Directors in a written notice of termination to the Employee (but not less than 30 days after such notice is given), unless the Employee shall have returned to perform his duties prior to the effective date of such termination. The Employee's compensation, as provided for hereunder, shall continue to be paid during any period of Disability prior to and including the effective date of the termination of the Employee's employment for Disability and the Employee shall be entitled to (x) a continuation of the Employee's annual salary (at the rate in effect immediately prior to his termination by reason of Disability or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of termination by reason of Disability) from the date of termination of employment to the expiration of one year from the date of such termination for Disability (in the event of the Employee's death during such one-year period, Employee's designated beneficiary or, in the absence of such designated beneficiary, his estate, shall be entitled to receive such payments for the balance of such one-year period) and any payments pursuant to subparagraph 7(D) (if the Employee shall die prior to the expiration of the Restricted Period, the Employee's designated beneficiary or, in the absence of such beneficiary, his estate, shall be entitled to receive such payments). Such termination shall not affect or impair any right the Employee may have under any policy of long-term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of two years following termination of the Employee's employment for Disability, the Employee and his dependents, as the case may be, shall continue to receive the benefits set forth under subparagraph 5(A) hereof, as well as any additional benefits as may be provided during such two-year period to executive employees or their dependents during such period in accordance with the terms of the Company's policies and practices. Any stock option granted to the Employee which has not, by its express terms, vested shall be deemed to have vested on the date of such termination of employment and shall thereafter be exercisable by the Employee, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such option but not less than six months following the termination of Employee's employment pursuant to this subparagraph (B).

                  (b) "Disability," as used herein, shall mean the inability of the Employee, due to physical or mental illness, injury or disease to substantially perform his normal duties as President and Chief Executive Officer. If the Employee and the Company shall disagree as to whether the Employee is Disabled pursuant to this definition, then such dispute shall be taken to arbitration pursuant to paragraph 12. During such arbitration process the Company shall continue to make all compensation payment and retain all benefits due Employee contemplated under this Agreement and the Employee shall retain all authorities granted him under this Agreement.

                  (c) In the event of Employee's Disability, the Company shall use its best efforts to assist Employee and his dependents in the payment in a timely manner of all

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compensation and other benefits discussed in this subparagraph 9(B), including, but not limited to, the filing and pursuit of all claims under related insurance policies, rights under stock options and all such assistance as may be requested in filing for disability claims with the government.

            (C) By the Company For Cause:

                  (a) The Company shall have the right, before the expiration of the term of this Agreement, to terminate the Employee's employment and to discharge the Employee for cause (hereinafter "Cause"), in which event all compensation to Employee shall cease to accrue upon such discharge. For the purposes of this Agreement, the term "Cause" shall mean and be limited to (i) the Employee's conviction of, or entry of a plea of nolo contendere to, (x) any felony or (y) a misdemeanor involving moral turpitude or fraud, (ii) financial dishonesty, including, without limitation, misappropriation of funds or property of the Company, or any attempt by the Employee to secure any personal profit related to the Company without the informed written approval of the Board of Directors, (iii) the material breach by the Employee of any provision of this Agreement, which breach is not cured in accordance with (b) below; (iv) a violation by the Employee of material policies promulgated by the Board of Directors for employees of the Company in general, including, without limitation, policies on equal employment opportunity and prohibition of unlawful harassment; or (v) the continued and willful failure by the Employee to substantially and materially perform his duties hereunder (which shall not include any business judgment made in good faith by the Employee) which failure is not cured in accordance with (b) below.

                  (b) In the event the Company intends to discharge Employee for Cause, the Board of Directors shall provide the Employee with reasonable notice (but not less than 30 days) of its intention to effect a termination for Cause. Any such notice shall be in writing and shall specify the grounds for the existence of Cause, and provide the Employee with an opportunity of not less than 30 days following his receipt of such notice to either cure the grounds for termination, or dispute the Cause. Should the Employee dispute the Cause for termination and should the Company and the Employee be unable to resolve the dispute, such dispute shall be taken to binding arbitration, pursuant to paragraph 12. During such arbitration process the Company shall continue to make all compensation payment and retain all benefits due Employee contemplated under this Agreement and the Employee shall retain all authorities granted him under this Agreement.

                  (c) If the Employee does not dispute the Cause, or if the arbitration process determines that there is sufficient Cause for termination and, thereafter, if Employee does not in a timely manner (but not greater than 30 days) cure such Cause, the Company may elect to terminate the Employee's employment for Cause under subparagraph (C)(a) above, such termination shall become effective five days after the Company gives written notice of such termination to the Employee.

                  (d) In the event of a termination of the Employee's employment for Cause in accordance with the provisions this subparagraph 9(C), the Company shall have no further obligation to the Employee, except for the payment of all compensation accrued through the date of termination of the Employee's employment, any other benefits to which he or his dependents may be entitled by law and the payments required if the Company elects to extend the one-year Restricted Period pursuant to subparagraph 7(D).

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            (D) By the Employee in the Event of a "Change in Control":

                  (a) The Employee may terminate this Agreement and his employment with the Company at any time within one year after a "Change in Control," as hereinafter defined, of the Company if Employee makes, in his reasonable judgment, a determination that such Change in Control has caused Employee to be unable to effectively carry out the authorities, powers, functions or duties attendant to his position with the Company as constituted immediately prior to the Change in Control, which situation is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such determination. For purposes hereof, a "Change in Control" of the Company shall be deemed to have occurred:

                        (i) when any "person" or "group" (as such term is defined in Sections 3(a)(9) and 13(d)(3), respectively, of the Act), other than Employee or a group of which Employee voluntarily is a member, becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of twenty percent (20%) or more of either (x) the then outstanding shares of the Company's common stock or (y) securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities having the right to vote generally in the election of directors provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition thereof by the Company or any of its subsidiaries or (y) any acquisition thereof by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

                        (ii) when individuals who are members of the Board of Directors as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents not by or on behalf of at least a majority of the Incumbent Board; or

                        (iii) when the stockholders of the Company approve a reorganization, merger or consolidation of the Company or other transaction if the outstanding common stock or voting securities of the Company outstanding immediately prior thereto do not, following such reorganization, merger or consolidation or other transaction, represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation; or

                        (iv) when the stockholders of the Company approve a plan of complete liquidation of the Company; or

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                        (v) when the stockholders of the Company approve an
agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets in a transaction in which the holders of the outstanding common stock or voting securities of the Company outstanding immediately prior thereto do not, following such sale or disposition, represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such sale or disposition.

                  (b) Unless a contrary interpretation is necessary to satisfy a non-discrimination or similar requirement with respect to the tax treatment of the Company's employee benefit plans, programs or policies, an election by the Employee to terminate his employment under the provisions of this subparagraph 9(D) shall not be deemed a voluntary termination of employment of the Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs, or policies. The Employee's right to terminate his employment pursuant to this subparagraph 9(D) shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under paragraph 9(B) of this Agreement.

                  (c) In the event of termination of Employee's employment by Employee pursuant to this subparagraph 9(D), the Employee shall be entitled to severance payments pursuant to subparagraph 9(G) and the payments required if the Company elects to impose and, if imposed, extend, the Restricted Period under subparagraph 7(D).

            (E) By the Employee for "Good Reason":

                  (a) The Employee may terminate this Agreement and his employment with the Company at any time for "Good Reason" following notice to the Company thereof, which situation is not remedied (retroactively in the case of clauses (ii) and (v) below) within thirty (30) calendar days after receipt by the Company of written notice from the Employee thereof; provided that such cure period need be afforded to the Company by the Employee on only two occasions during the term of this Agreement. The term "Good Reason" shall mean:

                        (i) the failure to elect or appoint, or re-elect or re-appoint, the Employee to, or removal or attempted removal of the Employee from, his position as President and Chief Executive Officer of the Company (except in connection with the proper termination of the Employee's employment by the Company by reason of death, Disability or Cause) or the assignment to the Employee of any duties inconsistent with the status of the Employee's office and/or position with the Company or an adverse change in the nature or scope of the authorities, powers, functions or duties;

                        (ii) a reduction in the Employee's salary or benefits (other than a discretionary bonus under subparagraph 3(B) above);

                        (iii) the willful delay by the Company for more than ten
(10) business days in the payment to Employee, when due, of any part of his compensation;

                        (iv) the Company's failure or refusal to perform any obligations required to be performed by it in accordance with this Agreement after a reasonable (not less than 10 days) notice by Employee and an opportunity to cure same;

                        (v) a failure by the Company to obtain the assumption of, and agreement to perform, this Agreement by any successor to the Company; or

                        (vi) a change in the location at which substantially all of the Employee's duties with the Company are to be performed to a location that is not on Long Island, New York, where the Employee is currently performing substantially all of his duties.

                  (b) An election by the Employee to terminate his employment pursuant to this subparagraph 9(E) shall not be deemed a voluntary termination of employment of the Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs, or policies. The Employee's right to terminate his employment pursuant to this subparagraph 9(E) shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under paragraph 9(B) of this Agreement.

                  (c) In the event of termination of Employee's employment by Employee pursuant to this subparagraph 9(E), the Employee shall be entitled to severance payments pursuant to subparagraph 9(G) and the payments required if the Company elects to impose and, if imposed, extend, the Restricted Period under subparagraph 7(D).

            (F) Resignation: In the event the Employee resigns other than pursuant to subparagraphs 9(D) or 9(E) prior to the Expiration Date, the Employee shall be entitled to receive only compensation accrued through such resignation date, such benefits to which he is entitled by law and the payments required if the Company elects to extend the one-year Restricted Period pursuant to subparagraph 7(D).

            (G) Severance:

                  (a) If the Employee's employment hereunder shall be terminated by: (i) the Company for any reason (including, without limitation, pursuant to subparagraph 1(B)(b)) other than the Employee's death, Disability or for Cause or (ii) by the Employee pursuant to subparagraphs 9(D) or 9(E), Employee shall thereupon be entitled to receive as severance pay, in a lump sum, an amount equal to one times (two (2) times in the case of termination by the Employee pursuant to subparagraph 9(D)) the sum of the Employee's annual salary rate in effect immediately prior to his cessation of employment with the Company (or, if greater, the highest annual salary rate in effect at any time during the one-year period preceding the date of such termination) and all bonuses paid or payable in respect of the Company's most recent fiscal year ended prior to the date of such termination (or, if greater, the bonuses paid in respect of the Company's current fiscal year or next most recent fiscal year ended prior to the date of such termination). In addition, during the one-year (two-year in the case of termination by the Employee pursuant to subparagraph 9(D)) period following the date of such termination, the Employee and his dependents shall continue to receive the benefits set forth in subparagraph 5(A) hereof, as well as any additional benefits as may be provided to executive officers or their dependents during such period in accordance with the

Company's policies and practices. The Employee shall also be entitled to receive the payments required if the Company elects to impose and, if imposed, extend the Restricted Period under subparagraph 7(D). Furthermore, assuming that the Employee's employment with the Company had been terminated (i) by the Company other than for Cause or (ii) by the Employee for (a) Good Reason or (b) pursuant to paragraph 9(D), any stock options granted to the Employee which has not, by its express terms, vested shall be deemed to have vested on the date of such termination of employment, and all stock options held by the Employee shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such option but for not less than six months following such termination of Employee's employment.

                  (b) If the Company shall terminate Employee's employment prior to any Expiration Date for any reason other than Employee's death, Disability or for Cause, in addition to the payments referred to in subparagraph 9(G)(a) above, the Employee shall be entitled to (x) a continuation of the Employee's annual salary (at the rate in effect immediately prior to his termination or, if greater, at the highest annual salary rate in effect at any time during the one-year period preceding the date of termination) until the then Expiration Date, and (y) a pro rated portion of any bonus to which the Employee otherwise would have been entitled in the year in which the termination date occurs (based on the number of days employed in such year of termination to 365 days).

                  (c) Notwithstanding any other provision of this paragraph 9, if it is determined that part or all of the compensation or benefits to be paid to the Employee under this Agreement in connection with the Employee's termination of employment, or under any other plan, arrangement or agreement, constitutes a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then, the amount constituting a parachute payment, which would otherwise be payable to or for the benefit of the Employee, shall be reduced, but only to the extent necessary, so that such amount would not constitute a parachute payment. Any determination that a payment constitutes a parachute payment shall be made as promptly as practicable (but no more than 30 days) following the Employee's termination of employment by the independent public accountants that audited the Company's financial statements for the fiscal year preceding the year in which Employee's employment was terminated, whose determination shall be final and binding in all cases. Unless the Employee receives notice that a payment (or payments) will constitute a parachute payment within 30 days of the date the Employee's employment terminates hereunder, no payment (or payments) shall be deemed to constitute a parachute payment. If the determination made pursuant to this subparagraph (b) results in a reduction of the payments that would otherwise be paid to the Employee, the Employee may elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced (giving effect to any payments and benefits that may have been received prior to such termination) and shall advise the Company in writing of his election within 10 days of the determination of the reduction in payments. If no such election is made by the Employee within such 10-day period, the Company shall determine which and how much of any entitlement shall be eliminated or reduced and shall notify the Employee promptly of such determination. Within 10 days following such determination and the elections hereunder, the Company shall pay to, or distribute to or for the benefit of, the Employee such amounts as are then due to the Employee under this Agreement and shall timely pay to, or distribute to or for the benefit of, the Employee in the future such amounts as become due to the Employee under this Agreement.

                  (d) No severance payment that constitutes a deferral of compensation under Section 409A of the Internal Revenue Code of 1986, as amended, may be made before the date which is six months after the date of termination of employment (in which event all amounts that otherwise would have been paid prior to such date shall be paid in a single lump sum as of the last day of the month following such six month delay).

            (H) Extension of Benefits: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for benefits continuation provided for by law at the Company's, the Employee's or his dependents' expense.

      10. Indemnification: The Company hereby agrees to indemnify and hold the Employee harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by the Employee and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. The Company hereby agrees to pay all expenses, including reasonable attorney's fees, actually and reasonably incurred by the Employee in connection with the defense of any such action, suit or proceeding and in connection with any appeal thereon, including the cost of court settlements. Nothing contained herein shall entitle the Employee to indemnification by the Company in excess of that permitted under applicable law or limit or preclude the Employee's entitlement to indemnification under the Company's Certificate of Incorporation, By-Laws, statute, common law or any other contract or insurance to which the Employee or the Company may now or in the future be parties, or to which the Employee may be or may become a third party beneficiary. This paragraph 10 shall survive the termination of this Agreement.

      11. Mitigation: The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of his termination or otherwise.

      12. Arbitration: In the event any dispute shall arise between Employee and Company with respect to any of the terms and conditions of this Agreement or default thereunder, then such dispute shall be submitted and finally settled by arbitration which shall be held in New York, pursuant to the prevailing Rules of the American Arbitration Association. The arbitrators shall include one nominee of the Company and one nominee of the Employee and a third person jointly selected by said nominees. In the event the respective nominees of the Company and the Employee are unable to jointly select such third person, then the Company and the Employee shall request the American Arbitration Association at New York to designate the third arbitrator. As soon as the arbitrators are appointed, a meeting will be held between the arbitrators and the parties to schedule all activities necessary to present the dispute to the arbitrators for their decision on an expedited basis with the goal of resolving the dispute. The arbitration award shall be given in writing within three months after selection of the third arbitrator; shall be final and binding on the parties with respect to the subject matter in controversy and shall be enterable in any court having jurisdiction over the parties. The Company shall bear the expenses in such arbitration, including attorney fees.

      13. Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof or of any other provision of this Agreement.

      14. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

      15. Notice: Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be delivered in person, by Express Mail, Federal Express or other recognized overnight national courier service or by registered or certified mail to the respective parties at, in the case of notices to the Company, at its then principal executive offices (Attention:
Chief Financial Officer with a copy to the Chairman of the Board of Directors and a copy to the Chairman of the Compensation Committee); and, in the case of notices to the Employee, at his residence address then reflected in the personnel records of the Company (or such other address as the party to receive notices has given by notice hereunder to the other party). Any such notice by personal delivery shall become effective upon receipt, by Express Mail or overnight courier service shall become effective on the scheduled day of delivery by such service and by registered or certified mail shall become effective five business days after mailed.

      16. Assignment: This Agreement shall be binding upon the Company, its successors (including any transferee of the goodwill of the Company) or assigns. No provision of this Agreement may be assigned by the Employee, except that an action to enforce this Agreement may be brought by Employee's legal representative, estate and heirs.

      17. Miscellaneous: This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

      18. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on the Employee or the Company hereunder which are stated to exist or continue after termination of the Employee's employment with the Company shall exist and continue in accordance with their terms for the respective periods of time set forth herein.

      19. Severability: The parties agree that if any of the covenants, agreements or restrictions contained herein is held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


      TII Network Technologies, Inc.



      By: /s/ Kenneth A. Paladino                   /s/ Timothy J. Roach
          -----------------------                   --------------------
          Kenneth A. Paladino                       Timothy J. Roach
          Vice President-Finance
          Chief Financial Officer


          /s/ R. Dave Garwood
          -------------------
          R. Dave Garwood
          Chairman Compensation Committee
          of the Board of Directors

                                                                   EXHIBIT "A"

                                    AGREEMENT
                                    ---------

            AGREEMENT   dated    __________,    ____   between   TII   NETWORK
TECHNOLOGIES, INC., a Delaware corporation (together with its subsidiaries, the "Company"), and TIMOTHY J. ROACH, an individual ("Employee").

                             W I T N E S S E T H:

            WHEREAS, Employee has been a valuable senior executive employee of the Company for a number of years; and

            WHEREAS, the Company and Employee desire to set forth in writing certain agreements between them in the event of the termination of the employment of Employee by the Company under certain circumstances.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

            1. Employee at Will.

            The Company and Employee hereby acknowledge and agree that Employee is an employee at will, and that the Company may terminate the employment of Employee at any time for any reason or for no reason whatsoever.

            2. Severance Payments Upon Termination other than for Cause.

            (a) In the event that (i) the Company shall terminate the employment of Employee for any reason other than (A) for Cause, as such term is defined below, or (B) if Employee's employment is terminated as a result of the death of Employee or (ii) Employee shall voluntary terminate his employment with the Company but only for Good Reason, as defined below (a "Termination Event"), the Company will continue to pay to Employee his base salary at the per annum rate in effect on the Termination Date (as such term is defined below), for a period of at least six months commencing on the Termination Date and ending on the day immediately preceding the six month anniversary of the Termination Date (the "Severance Period"), less, in each case, the Required Deductions as defined below (the "Severance Payments"). Such payments shall be made in substantially equal installments at the time of the Company's regular pay intervals for its executive officers, or in such other manner as shall be mutually agreeable to the Company and Employee; provided that no Severance Payment that constitutes a deferral of compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), may be made before the date which is six months after the Termination Date (in which event all amounts that otherwise would have been paid prior to such date shall be paid in a single lump sum as of the last day of the month following such six month delay).

            (b) Upon a Termination Event, the Company, to the extent permitted under the terms of its group insurance plans, shall continue, at the Company's cost, to maintain, the Company's then existing group medical and other insurance for Employee and (to the extent then participating therein) his family during the Severance Period. If not so permitted then, if Employee shall elect to maintain, for himself and/or his family, group medical insurance pursuant to the federal "COBRA" law, presently 29 U.S.C. sec. 1161 et. seq., the Company will reimburse Employee for, or, at the Company's option, the Company will pay directly, all premium costs associated therewith for the Severance Period for coverage for him and his family under the Company's group medical insurance in effect on the Termination Date (after which the Company will allow Employee to continue such coverage at Employee's own expense for the remainder of any COBRA continuation period pursuant to applicable law). Furthermore, any stock option granted to Employee which has not, by its express terms, vested shall be deemed to have vested upon the occurrence of a Termination Event and the exercise period under any such stock option shall be extended to a date which is the fifteenth (15th) day of the third month following the date on which, or, if later, December 31 of the calendar year in which, the stock option otherwise would have expired in accordance with the terms of such option but, in no event after the last day of the scheduled term of such option. Notwithstanding anything contained in this Section 2(b) to the contrary, no payment required to be made pursuant to this Section 2(b) that would constitute a deferral of compensation under Section 409A of the Code may be made before the date which is six months after the Termination Date. Accordingly, any benefit that is required to be provided during such six-month period shall be paid for by the Employee at his own expense, and the Employee shall have a right to reimbursement from the Company for the amount of any such expenses paid by the Executive when the six-month deferral period has ended provided such reimbursement would not constitute a deferral of compensation penalized by Section 409A of the Code.

            (c) The Company shall withhold, and the payments otherwise payable to Employee hereunder shall be reduced by, all applicable federal, state and local taxes, FICA, unemployment compensation taxes and other taxes, assessments and withholdings required by applicable law to be withheld (the "Required Deductions").

            (d) In no event, however, will Employee be entitled to receive any rights, amounts, or benefits under this Agreement unless (i) he executes and delivers to the Company a Release and Covenant Not to Sue in the form annexed hereto as Exhibit "A" which is not revoked by Employee and (ii) Employee is not in violation of any of the terms and provisions of this Agreement. The first Severance Payment may be withheld by the Company until such Release and Covenant Not to Sue can no longer be, and is not, revoked by Employee.

            (e) Employee will not be required to mitigate the amount of any Severance Payments to which he might be entitled hereunder.

            (f) The term "cause" shall mean (i) a willful refusal or willful failure by Employee to perform any duties consistent with his present position with the Company which is not cured within 14 days after notice of such breach shall have been given to Employee by the Company (or within 30 days after such notice if such breach shall not be curable within 14 days after such notice and Employee shall, at all times, diligently pursue the cure of such breach within such 30-day period),
(ii) the commission by Employee of an act involving moral turpitude, dishonesty, theft, misappropriation of assets, or unethical business conduct, in each case which materially impairs or harms the reputation, or is otherwise to the material detriment, of the Company, or any of its subsidiaries or affiliated corporations, or which could reasonably be expected to do so, (iii) the possession or use of illegal drugs or prohibited substances, (iv) excessive drinking which impairs Employee's ability to perform his duties and responsibilities hereunder, (v) the conviction of Employee of, or the pleading of nolo contendere by Employee to, any felony, or a misdemeanor involving any of the acts referred to in clause (e)(ii) above, or (vi) a breach by Employee of Employee's Employee (Confidentiality) Agreement, dated September 5, 2000, as same may hereinafter be amended, or a breach by Employee of any of the Company's Codes of Ethics, in either case which is not which is not cured within 14 days after notice of such breach shall have been given to Employee by the Company (or within 30 days after such notice if such breach shall not be curable within 14 days after such notice and Employee shall, at all times, diligently pursue the cure of such breach within such 30-day period).

            (g) The term "Good Reason" shall mean any of the following conditions or events which condition(s) or event(s) remain in effect thirty (30) days after written notice is provided by Employee to the Company detailing such condition or event: (i) the assignment by the Company or an affiliate of the Company to Employee of any duty substantially adverse and inconsistent with the position in the Company presently held by Employee or a significant adverse alteration in the nature or status of Employee's responsibilities or conditions of employment from those currently in effect, provided, however, that a mere change in job title which does not result in the assignment to Employee of substantially adverse and inconsistent duties or which does not constitute a significant alternation in the nature or status of Employee's responsibilities or conditions of employment shall not constitute "Good Reason;" (ii) the Company reduces Employee's annual salary or fails to pay or provide any material item of compensation or benefits when due; or (iii) the Company requires Employee to relocate his principal place of employment by more than 50 miles from its current location.

            (h) The term "Termination Date" shall mean the last day Employee is employed by the Company.


            4. Representations.

            (a) Employee represents and warrants that he has full authority and legal capacity to execute and deliver this Agreement and perform his duties and obligations hereunder, that he has duly executed this Agreement, and that he is not under any contractual, legal or other restraint or prohibition that would restrict, prohibit or prevent Employee from performing this Agreement and his duties and obligations hereunder.

            (b) Employee acknowledges that he is free to seek advice from independent counsel with respect to this Agreement. Employee has obtained such advice and is not relying on any representation or advice from the Company or any of its officers, directors, attorneys, or other representatives regarding this Agreement, its contents or effect.

            (c) The Company represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and perform its duties and obligations hereunder, that it has duly executed this Agreement, and that it is not under any contractual, legal or other restraint or prohibition that would restrict, prohibit or prevent Employer from performing this Agreement and his duties and obligations hereunder.

            5. Assignability.

            This Agreement may not be assigned by Employee and all of its terms and conditions shall be binding upon and inure to the benefit of Employee and his heirs, executors, administrators, legal representatives and assigns. This Agreement may be assigned, in whole or in part, by the Company and shall be binding upon and inure to the benefit of the Company, its successors and assigns. Successors of the Company shall include, without limitation, any corporation or other entity acquiring directly or indirectly all or a substantial part of the business of the Company whether by merger, consolidation, tender, exchange or other stock acquisition, purchase, lease or other acquisition of all or substantially all of its assets, or otherwise, and such successor shall thereafter be deemed the "Company" for purposes hereof.

            6. Notices.

            Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: President, (or to such other address as shall be designated hereunder by notice to the other party to receive such notice) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service) or United States Express Mail; (b) on the fifth business day following the day duly sent by certified or registered United States mail, return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day), in each case with postage and delivery charges prepaid by the sender.

            7. Waivers, No Cumulative Rights, Etc.

            Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by the party granting the waiver or consent. Any waiver or consent from either party respecting any term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of either party at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement in no manner shall affect that party's right at a later time to enforce any such term or provision.

            8. Interpretation, Headings.

            The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party (regardless of the party causing the drafting of this Agreement). The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            9. Severability.

            The invalidity or unenforceability of any provision of this Agreement shall not affect, impair or invalidate any other provision of this Agreement.

            10. Counterparts; Facsimile Signatures; New York Governing Law; Amendments, Entire Agreement.

            This Agreement may be executed in two counterpart copies, each of which may be executed by only one of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon the parties hereto. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws that would defer to the substantive laws of another jurisdiction. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

            IN WITNESS WHEREOF, the Company and Employee have signed this Agreement on the date set forth on the first page of this Agreement.

                                     TII NETWORK TECHNOLOGIES, INC.

                                     By: ___________________________
                                     Print Name:
                                     Print Title:

                                     _______________________________
                                             Timothy J. Roach

                                    Exhibit A
                                    ---------

                         Release and Covenant Not to Sue

                                          ________________, 20[__]

[Name and Address of Employee]

            Re:   Separation from Employment

Dear xxxxxxxx:

      This letter ("Agreement") sets forth the agreement reached concerning the termination of your employment with TII Network Technologies, Inc. (the "Company"), including its current and former parents, subsidiaries and affiliated entities, and theft respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively known as the "Company").

            1. Your employment with the Company will terminate effective __________, 20[__]. The Company will also provide you with a lump-sum payment, less applicable withholdings and deductions, which represents the value of your accrued unused vacation, if any. You acknowledge and agree that your employment with the Company ends for all purposes on _________________, 20[__].

            2. In addition, in consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, the Company will, provided you have executed and delivered this Agreement and have not revoked this Agreement, in either case as set forth below, provide you with the Severance Payments (net of Required Deductions), pursuant to, and as such terms are defined in, and the benefits provided in, Section 2 of that certain Severance Agreement between you and the Company, dated [DATE] (the "Severance Agreement").

            3. In consideration of the payment described in paragraph 2 above, and for other good and valuable consideration, you hereby release and forever discharge, and by this instrument release and forever discharge, the Company from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding your employment at or termination of employment from the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. ss. 1981; Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Refraining Notification Act of 1988; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any pension, welfare, or stock plans, provided, however, that there shall be expressly excluded from this Release and Covenant Not to Sue any and all claims that may arise under the Severance Agreement. This Agreement may not be cited as, and does not constitute any admission by the Company of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom.

            4. You represent and agree that you have not filed any lawsuits against the Company or filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of your release and discharge of the Company, as set forth herein, with the sole exception of your right to bring a proceeding pursuant to the Older Workers Benefit Protection Act to challenge the validity of your release of claims pursuant to the Age Discrimination in Employment Act, you agree, not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997 and, to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against the Company in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves the Company, and that occurred up to and including the date of your execution of this Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement. To the extent any such action may be brought by a third party, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in the foregoing paragraph shall prevent you (or your attorneys) from (i) commencing an action or proceeding to enforce the Severance Agreement or (ii) exercising your right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of your waiver of ADEA claims set forth in paragraph 3 of this Agreement.

            5. You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

            6. Neither you nor the Company will disparage or criticize the other, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against the other, including, without limitation, disclosing any claims that have been or could have been raised against the other, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

            7. You hereby acknowledge that you will continue to be bound by your Employee (Confidentiality) Agreement, dated September 5, 2000, between you and the Company, as same has been amended. You hereby confirm that you have delivered to the Company and retained no copies of any written materials, data, software, files, records and documents (including those that are electronically stored) made by you or coming into your possession during the course of your employment with the Company that related to the business of the Company or any subsidiary of the Company. You further confirm that you have delivered to the Company any and all property (including, without limitation, Company credit cards) and equipment of the Company (including, without limitation, laptop and other computers, etc.) which may have been in your possession.

            8. Upon service on you, or anyone acting on your behalf, of any subpoena, order, directive or other legal process requiring you to engage in conduct encompassed within paragraphs 6 or 7 of this Agreement, you or your attorney shall immediately notify the Company of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive or other legal process and within two (2) business days send to the President of the Company via overnight delivery (at the Company's expense) a copy of said documents served upon you.

            9. You agree that you will reasonably assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

            10. This Agreement and the provisions of your Severance Agreement setting forth your obligations following your termination of employment constitute the entire agreement between the Company and you, and supersedes and cancels all prior and contemporaneous written and oral agreements between the Company and you. You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

            11. This Agreement is binding upon the parties hereto and theft successors, assigns, heirs, executors, administrators and legal representatives.

            12. If any of the provisions, terms or clauses of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

            13. Without detracting in any respect from any other provision of this Agreement:

                  a. You, in consideration of the payments and benefits provided to you as described in paragraph 2 of this Agreement, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company as set forth herein, arising on or before the date of your execution of this Agreement, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

                  b. You understand that, by entering into this Agreement, you do not waive rights or claims that may arise after the date of your execution of this Agreement, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement.

                  c. You agree and acknowledge that the consideration provided to you under Section 2 of this Agreement is in addition to anything of value to which you are already entitled.

                  d. The Company hereby advises you to consult with an attorney prior to executing this Agreement.

                  e. You acknowledge that you were informed that you had at least twenty-one (21) days in which to review and consider this Agreement, and to consult with an attorney regarding the terms and effect of this Agreement.

            14. The Company agrees that you may revoke this Agreement within seven (7) days from the date you sign this Agreement, in which case this Agreement shall be null and void and of no force or effect on either the Company or you. Any revocation must be in writing and received by the Company by 5:00 p.m. on or before the seventh day after this Agreement is executed by you. Such revocation must be sent to the undersigned at the Company.

            15. This Agreement may not be changed or altered, except by a writing signed by the Company and you. This Agreement is entered into in the State of New York, and the laws of the State of New York will apply to any dispute concerning it, excluding the conflict-of-law principles thereof that would defer to the laws of another jurisdiction.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

      PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

                                    TII NETWORK TECHNOLOGIES, INC.



                                    By: ____________________________
                                    Name: xxxxxxxxxxxxxxxxxx
                                    Title: xxxxxxxxxxxxxx

Date: _________________ 20[__]



AGREED:



______________________________

Name

Date:________________



On this____ day of ___________ 20[__] before me personally came ____________, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.



______________________________
Notary Public

You must sign and return this Agreement to the Company no later than 5:00 p.m. on the 21st day following receipt of this document or irrevocably lose the opportunity to receive the consideration detailed herein.